Exhibit 99.1

SAGALIAM ACQUISITION CORP. ANNOUNCES delisting of Common Shares from Nasdaq

New York, NY March 7, 2024 –

Sagaliam Acquisition Corp. (NASDAQ: “SAGAU”, “SAGA”, SAGAR”) (the “Company”) received a Nasdaq Hearing Withdrawal letter (“Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) on March 6, 2024.

On May 26, 2023, Staff notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) for the previous 30 consecutive trading days.1 Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until November 22, 2023 to regain compliance with the Rule.

On November 27, 2023, the Company filed its delinquent Form 10-Q for the period ended March 31, 2023, disclosing total shares outstanding of 49,346,337. In addition, the Form 10-Q for the period ended March 31, 2023 was not reviewed by its independent auditors, Marcum LLP, and the Company intends to amend this filing. According to the Company’s December 1, 2023, response to a request for additional information, on September 15, 2023, the Company issued 47,872,000 shares of common stock in connection with the acquisition of Virogentics Inc. and Biogenysis, Inc. (the “Business Combination”). At the time of the acquisition, the Company’s total shares outstanding was 1,471,337 shares. Staff notes that beyond the disclosure included in a Form 8-K filed September 15, 2023, announcing the entering into an agreement for the Business Combination, the Company failed to disclose the closing of the transaction and issuance of shares either to Nasdaq or to the public.

Following a review of the Company’s submission and public disclosures, Staff has determined that the Business Combination violated the following Listing Rules, with each serving as an additional and separate basis for delisting:

Listing Rule IM-5101-2(d) due to the Company’s failure to seek shareholder approval for the Business Combination, allow for shareholders to redeem shares in connection with the vote, and demonstrate compliance with Nasdaq initial listing requirements upon closing of the Business Combination;

Listing Rule 5635(a)(1) due to the Company’s failure to obtain shareholder approval in connection with an acquisition of stock or assets of another company where the issuance or potential issuance is greater than 20% of the total shares outstanding or voting power outstanding;

Listing Rule 5635(c) due to the Company’s failure to obtain shareholder approval in connection with an issuance resulting in a change of control;

Listing Rule 5250(b)(1) due to the Company’s failure to disclose material information; specifically, the closing of the Business Combination and issuance of more than 47 million shares;

Listing Rule 5250(e)(1) due to the Company’s failure to notify Nasdaq no later than 10 days after the increase of greater than 5% of the shares outstanding; and

Listing Rule 5250(e)(2) due to the Company’s failure to file the Notification Form: Listing of Additional Shares for an issuance of greater than 10% of the pre-transaction shares outstanding.

Separately, on October 24, 2023, Nasdaq notified the Company that is does not comply with the minimum 400 total holders requirement, as required by Listing Rule 5450(a)(2). Additionally, on August 23, 2023, Nasdaq notified the Company that it did not comply with Listing Rule 5250(c) due to its failure to timely file its Form 10-Q for the period ended June 30, 2023. The Company has also not filed its Form 10-Q for the period ended September 30, 2023. These failures to timely file periodic reports and maintain a minimum of 400 total holders each serve as additional and separate basis for delisting.

Finally, under Listing Rules 5101 and IM-5101-1, Nasdaq may “suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq.” In light of the Company’s disregard for Nasdaq rules, as evidenced by its multiple violations of Nasdaq’s shareholder approval rules, ongoing failure to disclose material information and timely file periodic reports, and failure to comply with Nasdaq’s SPAC rule, Nasdaq has determined that the continued listing of the Company’s securities on Nasdaq is inadvisable and believes the delisting is appropriate to protect investors and the public interest.

Following is the core text of the letter received from Nasdaq on March 6, 2024:

This is to confirm Sagaliam Acquisition Corp.’s (the “Company”) withdrawal of its December 12, 2023, request for an appeal of the Nasdaq Listings Qualification staff’s delist determination dated December 5, 2023, for the Company’s failure to maintain compliance with the Exchange’s listing standards.

As a result of the Company withdrawing its appeal, its securities will be suspended at the open of business on March 8, 2024. Nasdaq will file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission when all internal procedural periods have run.

The Company intends to work with OTC Markets to facilitate the continued trading of the Company’s shares on the OTC Markets.

On March 6, 2024, the Company filed its Form 10-Q for quarter ended September 30, 2023. In that filing, the Company did not sufficiently disclose that a review was not performed by its independent registered public accounting firm. According to the SEC Division of Corporate Finance Financial Reporting Manual, Section 4410.3: “If the review was not performed by a registered public accounting firm, the Form 10-Q is considered substantially deficient and not timely filed. In addition, the Form 10-Q must include the following disclosures:

a. Identify the report as deficient;

b. Label the columns of the financial statements as “not reviewed”; and

c. Describe how the registrant will remedy the deficiency.

When the review is completed by a registered accounting firm, the registrant must file an amendment to remove the references to the deficiency and the financial statements as “not reviewed.”

Management and the Audit Committee have discussed the matters disclosed pursuant to this item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

The Company plans to amend its form 10-Q for the quarter ended September 30, 2023 to be filed with the SEC.

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About Enzolytics

Enzolytics, Inc. is a drug development company committed to commercializing its proprietary proteins and monoclonal antibodies to treat debilitating infectious diseases. The Company is advancing multiple therapeutics targeting numerous infectious diseases. One patented and clinically tested compound, ITV-1 (Immune Therapeutic Vaccine-1), is a suspension of Inactivated Pepsin Fraction (IPF), covered by U.S. Patent Nos. 8,066,982 and 7,479,538. Studies have shown it to be effective in treating HIV/AIDS. ITV-1 has also been shown to modulate the immune system.

The Company has proprietary technology for producing fully human monoclonal antibodies (mAbs) against infectious diseases which is currently being employed to produce monoclonal antibody therapeutics for treating the Coronavirus (SARS-CoV-2), HIV-1 and the Feline Leukemia virus. The Company has also identified conserved epitopes on and has plans to produce mAbs targeting many other viruses, including HIV-2, Influenza A and B, H1N1 influenza, Respiratory syncytial virus (RSV), Small-Pox, Ebola Virus, Tetanus, Diphtheria, HTLV-1/2, Rabies, Herpes zoster, Varicella zoster, Anthrax, Mason-Pfizer monkey virus (MPMV) and Visna virus (VISNA). The Company has also analyzed epitopes of animal viruses and plans to produce mAbs for treating these animal viruses.

About Sagaliam Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on March 31, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

Forward Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Company’s ability to enter into a definitive business combination agreement and Company’s ability to obtain the financing necessary to consummate the potential business combination transaction. These statements are based on various assumptions and on the current expectations of Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Company. These forward-looking statements are subject to a number of risks and uncertainties, including: Company’s ability to enter into a definitive agreement with respect to the proposed business combination or consummate a transaction; the risk that the approval of the stockholders of Company for the potential transaction is not obtained; failure to realize the anticipated benefits of the potential transaction, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Company; the amount of redemption requests made by Company’s stockholders and the amount of funds remaining in Company’s trust account after satisfaction of such requests; those factors discussed in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” and other documents of Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Company presently does not know or that Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Company’s expectations, plans or forecasts of future events and views as of the date hereof. Company anticipates that subsequent events and developments will cause Company’s assessments to change. However, while Company may elect to update these forward-looking statements at some point in the future, Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Company’s assessments as of any date subsequent to the date of this disclosure statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACT INFORMATION

Sagaliam Acquisition Corp.,

Barry Kostiner, Chief Executive Officer

3002 Royal Palm

Baytown, Texas 77523

Tel: (845) 925-4597

bkostiner@fintecham.com

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